                                                                    Exhibit 10.2

                           PENWEST PHARMACEUTICALS CO.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                            Effective August 1, 1998

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                                TABLE OF CONTENTS

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                                                                             PAGE
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
ARTICLE I--PURPOSE; EFFECTIVE DATE.........................................    1

 1.1 Purpose...............................................................    1
 1.2 Effective Date........................................................    1

ARTICLE II--DEFINITIONS....................................................    1

 2.1 Actuarial Equivalent..................................................    1
 2.2 Beneficiary...........................................................    1
 2.3 Board.................................................................    1
 2.4 Cause.................................................................    1
 2.5 Change in Control.....................................................    2
 2.6 Committee.............................................................    2
 2.7 Compensation..........................................................    2
 2.8 Corporation...........................................................    2
 2.9 Disability............................................................    2
 2.10 Early Retirement Date................................................    3
 2.11 Employer.............................................................    3
 2.12 Final Annual Compensation............................................    3
 2.13 Final Average Compensation...........................................    3
 2.14 Normal Retirement Date...............................................    3
 2.15 Participant..........................................................    3
 2.16 Participation Agreement..............................................    3
 2.17 Plan.................................................................    3
 2.18 Qualified Plan Offset................................................    4
 2.19 Retirement...........................................................    4
 2.20 Supplemental Retirement Benefit......................................    4
 2.21 Target Amount........................................................    4
 2.22 Years of Plan Participation..........................................    4
 2.23 Years of Service.....................................................    4

ARTICLE III--PARTICIPATION AND VESTING.....................................    4

 3.1 Eligibility and Participation.........................................    4
 3.2 Change in Employment Status...........................................    5
 3.3 Vesting...............................................................    5

ARTICLE IV--SURVIVOR BENEFITS..............................................    6

 4.1 Pretermination Survivor Benefit.......................................    6
 4.2 Posttermination Survivor Benefit......................................    6
 4.3 Postretirement Survivor Benefit.......................................    6

                                                                             (i)

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                                TABLE OF CONTENTS

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ARTICLE V--SUPPLEMENTAL RETIREMENT BENEFIT..................................     6
 5.1 Normal Retirement Benefit..............................................     6
 5.2 Early Retirement Benefit...............................................     7
 5.3 Change in Control Benefit..............................................     7
 5.4 Disability Retirement Benefit..........................................     7
 5.5 Termination Benefit....................................................     7
 5.6 Form of Benefit Payment................................................     7
 5.7 Commencement of Benefit Payments.......................................     8
 5.8 Accelerated Distribution...............................................     8
 5.9 Withholding; Payroll Taxes.............................................     8
 5.10 Golden Parachute Payments.............................................     9
 5.11 Payment to Guardian...................................................     9

ARTICLE VI--BENEFICIARY DESIGNATION.........................................     9

 6.1 Beneficiary Designation................................................     9
 6.2 Changes to Designation.................................................     9
 6.3 Change in Marital Status...............................................     9
 6.4 No Beneficiary Designation.............................................    10
 6.5 Effect of Payment......................................................    10

ARTICLE VII--ADMINISTRATION.................................................    10

 7.1 Committee; Duties......................................................    10
 7.2 Agents.................................................................    10
 7.3 Binding Effect of Decisions............................................    11
 7.4 Indemnity of Committee.................................................    11

ARTICLE VIII--CLAIMS PROCEDURE..............................................    11

 8.1 Claim..................................................................    11
 8.2 Denial of Claim........................................................    11
 8.3 Review of Claim .......................................................    11
 8.4 Final Decision.........................................................    11

ARTICLE IX--TERMINATION, SUSPENSION OR AMENDMENT............................    12

 9.1 Termination, Suspension or Amendment of Plan...........................    12

                                                                            (ii)


                                TABLE OF CONTENTS

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ARTICLE X--MISCELLANEOUS....................................................    12

 10.1 Unfunded Plan.........................................................    12
 10.2 Unsecured General Creditor............................................    12
 10.3 Trust Fund............................................................    12
 10.4 Nonassignability......................................................    13
 10.5 Not a Contract of Employment..........................................    13
 10.6 Protective Provisions.................................................    13
 10.7 Governing Law.........................................................    13
 10.8 Validity..............................................................    13
 10.9 Notice................................................................    13
 10.10 Successors...........................................................    13

                                                                           (iii)

                           PENWEST PHARMACEUTICALS CO.

                     SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                       ARTICLE I--PURPOSE; EFFECTIVE DATE

1.1   PURPOSE

      The purpose of this Supplemental Executive Retirement Plan (the "Plan") is to provide supplemental retirement benefits for certain key employees of Penwest Pharmaceuticals Co. It is intended that the Plan will aid in retaining and attracting individuals of exceptional ability by providing them with these benefits.

1.2   EFFECTIVE DATE

      This Plan shall be effective as of August 1, 1998.

                            ARTICLE II--DEFINITIONS

      For the purposes of this Plan, the following terms shall have the meanings indicated, unless the context clearly indicates otherwise:

2.1   ACTUARIAL EQUIVALENT

      "Actuarial Equivalent" means equivalence in value between two (2) or more forms and/or times of payment based on a determination by an actuary chosen by the Corporation.

2.2   BENEFICIARY

      "Beneficiary" means the person, persons or entity entitled under Article VI to receive any Plan benefits payable after a Participant's death.

2.3   BOARD

      "Board" means the Board of Directors of Penwest Pharmaceuticals Co. or any successor thereto.

2.4   CAUSE

      "Cause" means gross misconduct in connection with the executive's position as an officer of the Corporation which results in demonstrably material injury to the Corporation. Bad judgment or negligence shall not constitute gross misconduct nor shall any act or omission reasonably believed by the executive to have been in, or not opposed to, the interests of the Corporation.

PAGE 1 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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2.5   CHANGE IN CONTROL

      A Change in Control shall have occurred if:

            (a) Any Person is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing more than fifty percent (50%) of the voting power of the out standing Voting Stock;

            (b) The effective date of a merger, consolidation, reorganization or dissolution in which the Corporation is not the surviving entity; or

            (c) During any period of two (2) consecutive years, individuals who constitute the Board of Directors of the Corporation at the beginning of any such period cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds (2/3) of the directors then still in office who were directors of the Corporation at the beginning of such period. "Person" means an individual, firm, corporation or other entity, together with all Affiliates and Associates of such Person, but shall not include the Corporation, any subsidiary of the Corporation or any employee benefit plan of the Corporation. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. "Voting Stock" means the common stock of the Corporation and any other shares entitled to vote for the election of directors of the Corporation.

2.6   COMMITTEE

      "Committee" means the committee appointed by the Board to administer the Plan pursuant to Article VII.

2.7   COMPENSATION

      "Compensation" means the salary and bonuses paid to a Participant by Employer and considered to be "wages" for purposes of federal income tax withholding. Compensation shall be calculated before reduction for any amounts deferred by the Participant pursuant to the Corporation's tax qualified plans which may be maintained under Section 401(k) or Section 125 of the Internal Revenue Code, or under any nonqualified deferred compensation plan maintained by the Corporation. Compensation does not include expense reimbursements or any form of noncash compensation or benefits.

2.8   CORPORATION

      "Corporation" means Penwest Pharmaceuticals Co., a Washington Corporation, or any successor thereto, and any corporations or other entities affiliated with or subsidiary to it that may be selected by the Board.

2.9   DISABILITY

      "Disability" means a physical or mental condition which has been found to prevent the Participant from satisfactorily performing his usual duties for the Corporation. The existence of the Disability shall be determined by the claims adjudicator of the Penwest Pharmaceuticals Co. Long-Term

PAGE 2 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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Disability Plan. However, the Committee reserves the right to make its own determination and may rely on advice from a medical examiner, medical reports, and/or other evidence satisfactory to the Committee.

2.10  EARLY RETIREMENT DATE

      "Early Retirement Date" means the date on which a Participant terminates employment with Employer, the earlier of the date on or after such Participant's attainment of age fifty-five (55) and completion of twenty (20) Years of Service or age sixty-two (62) and completion of ten (10) Years of Service, but prior to the Participant's Normal Retirement Date.

2.11  EMPLOYER

      "Employer" means the Corporation and any subsidiary or affiliate of the Corporation designated by the Board.

2.12  FINAL ANNUAL COMPENSATION

      "Final Annual Compensation" means the Participant's Compensation earned during the twelve (12) consecutive months of employment with Employer prior to the Participant's death or Disability.

2.13  FINAL AVERAGE COMPENSATION

      "Final Average Compensation" means the average of the annual Compensation of a Participant during the highest three (3) calendar years out of the last five (5) calendar years preceding the Participant's termination of employment. If the Participant has fewer than three (3) years of employment with Employer, Final Average Compensation shall be determined based on the average compensation during actual employment. Complete calendar year shall be used; provided, however, that if using a partial year yields a higher average, then such partial year shall be used.

2.14  NORMAL RETIREMENT DATE

      "Normal Retirement Date" means the date on which a Participant terminates employment with Employer on or after such Participant's attainment of age sixty-five (65).

2.15  PARTICIPANT

      "Participant" means any individual who is participating in or has participated in this Plan, and who has not yet received full benefits hereunder, as provided in Article III.

2.16  PARTICIPATION AGREEMENT

      "Participation Agreement" means the agreement filed by a Participant and approved by the Board pursuant to Article III.

2.17  PLAN

      "Plan" means this Supplemental Executive Retirement Plan as amended from time to time.

PAGE 3 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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2.18  QUALIFIED PLAN OFFSET

      "Qualified Plan Offset" means the frozen single life annuity benefit which would be payable at age sixty-five (65) from the PENWEST, LTD. Retirement Plan effective March 1, 1984. Such offset shall accrue interest from the date the benefit is frozen to age sixty-five (65) at the rate of seven percent (7%).

2.19  RETIREMENT

      "Retirement" means a Participant's termination from employment with Employer at the Participant's Early Retirement Date or Normal Retirement Date, as applicable.

2.20  SUPPLEMENTAL RETIREMENT BENEFIT

      "Supplemental Retirement Benefit" means the benefit determined under
Article V of this Plan.

2.21  TARGET AMOUNT

      "Target Amount" means fifty-five percent (55%) of Final Average Compensation, multiplied by a fraction (not to exceed one), the numerator of which is the Participant's Years of Service at the date of calculation and the denominator of which is fifteen (15).

2.22  YEARS OF PLAN PARTICIPATION

      "Years of Plan Participation" means the number of years elapsed since Participant has been designated a Plan Participant under Section 3.1(a).

2.23  YEARS OF SERVICE

      "Years of Service" means the number of twelve (12) month periods in which the Participant has been continuously employed by Employer, including periods before participation begins.

                     ARTICLE III--PARTICIPATION AND VESTING

3.1   ELIGIBILITY AND PARTICIPATION

            (a) Eligibility. Eligibility to participate in the Plan is limited to those key employees of Employer who are designated from time to time by the Committee and approved by the Board.

            (b) Participation. An employee's participation in the Plan shall be effective upon notification to the employee by the Committee of eligibility to participate, completion of a Participation Agreement and acceptance of the Participation Agreement by the Committee. Subject to
      Section 3.2, participation in the Plan shall continue until such time as the Participant terminates employment with Employer and as long thereafter as the Participant is eligible to receive benefits under this Plan.

PAGE 4 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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3.2   CHANGE IN EMPLOYMENT STATUS

      If the Board determines that a Participant's employment status is no longer at a level that deserves reward through participation in this Plan, but does not terminate the Participant's employment with Employer, participation herein and eligibility to receive benefits hereunder shall be limited to the Participant's vested interest in such benefits as of the date designated by the Board ("Participation Termination Date"). Such benefits shall be based solely on the Participant's Years of Service and Compensation as of the Participation Termination Date. Notwithstanding any other provision, this Section 3.2 shall not apply to Participants who terminate employment with Employer within twenty-four (24) months following a Change in Control.

3.3   VESTING

      A Participant shall become vested in benefits under this Plan as follows:

            (a) Requirement. A Participant shall be vested in the accrued Normal Retirement Benefit upon the earlier of:

                  (i) Twenty (20) Years of Service; or

                  (ii) Pursuant to the following schedule:

      1
YEARS OF PLAN                       2
PARTICIPATION                  PERCENTAGE
-------------                  ----------
     0-4                            0%
      5                            50
      6                            60
      7                            70
      8                            80
      9                            90
     10                           100
    ====                          ===

                  For purposes of determining vesting under Section 3,3(a)(ii),
            "Years of Plan Participation" shall mean the number of twelve (12) month periods a Participant has completed as a Participant in this Supplemental Executive Retirement Plan measured from the date said Participant was designated as a Participant.

            (b) Additional Service. A Participant may, at the option of the Employer, be credited in the Participation Agreement with additional Years of Service or Years of Plan Participation. Such additional Years of Service or Plan Participation may be used for vesting under this Section 3.3(a) or used as the numerator to calculate benefits under Article V and may be in different amounts for each purpose.

            (c) Forfeiture. A Participant who is terminated for Cause shall forfeit any right to receive benefits under the Plan.

PAGE 5 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

            (d) Change in Control. Notwithstanding any other provision in the Plan, a Participant shall be one hundred percent (100%) vested in the Normal Retirement Benefit immediately upon a Change in Control.

                         ARTICLE IV--SURVIVOR BENEFITS

4.1   PRETERMINATION SURVIVOR BENEFIT

      If a Participant dies while employed by Employer, Employer shall pay a survivor benefit to the Participant's Beneficiary as follows:

            (a) Amount. The amount of the survivor benefit shall be the Actuarial Equivalent lump sum present value of the Participant's Supplemental Retirement Benefit determined under the section of Article V which gives the Beneficiary the most valuable accrued benefit the Participant would have been entitled to as of the date of death. Such benefit shall be based on the Participant's Final Annual Compensation.

            (b) Time and Form of Payment. The survivor benefit shall be paid to the Beneficiary as soon as practicable after the death of the Participant in the form of a lump sum payment.

4.2   POSTTERMINATION SURVIVOR BENEFIT

      If a Participant dies following termination of employment with Employer and prior to the commencement of benefits hereunder, Employer shall pay a survivor benefit to the Participant's Beneficiary as follows:

            (a) Amount. The amount of the survivor benefit shall be equal to the Actuarial Equivalent lump sum present value of the Participant's Supplemental Retirement Benefit determined under Section 5.5, calculated as of the date of death.

            (b) Time and Form of Payment. The benefit shall be paid to the Beneficiary as soon as practicable after the death of the Participant in the form of a lump sum payment.

4.3   POSTRETIREMENT SURVIVOR BENEFIT

      Payment of the Supplemental Retirement Benefit shall be made to the designated Beneficiary based on the form of payment elected by the Participant. In the event a single life annuity has been elected, no survivor benefit shall be payable.

                   ARTICLE V--SUPPLEMENTAL RETIREMENT BENEFIT

5.1   NORMAL RETIREMENT BENEFIT

      If a Participant retires at a Normal Retirement Date, Employer shall pay to the Participant a monthly Supplemental Retirement Benefit equal to the Target Amount, less the Qualified Plan Offset.

PAGE 6 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

5.2   EARLY RETIREMENT BENEFIT

      If a Participant retires at an Early Retirement Date, Employer shall pay to the Participant a monthly Supplemental Retirement Benefit calculated under
Section 5.1, except the Target Amount shall be reduced by five-twelfths of one percent (5/12%) for each full month by which the commencement of payment under this section precedes the date of the Participant's sixty-second (62nd) birthday.

5.3   CHANGE IN CONTROL BENEFIT

            (a) If the Participant's termination of employment occurs within twenty-four (24) months following a Change in Control, Employer shall pay to the Participant the monthly Supplemental Retirement Benefit as determined under Section 5.1 using the greater of Final Annual Compensation or Final Average Compensation. For purposes of this provision, the Participant shall be granted three (3) additional Years of Service.

            (b) This Section 5.3 shall not apply to a Participant who has had a change in employment status described in Section 3.2.

5.4   DISABILITY RETIREMENT BENEFIT

      If a Participant terminates employment prior to Retirement as a result of Disability, Employer shall pay to the Participant upon Retirement the monthly Supplemental Retirement Benefit calculated under Section 5.1 or 5.2, whichever is applicable, except that Years of Plan Participation and Years of Service shall continue to accrue during the period of Disability up to the date of actual Retirement, to a maximum of ten (10) years.

5.5   TERMINATION BENEFIT

      Except as provided in Sections 5.3 and 5.4 above, if a Participant terminates employment with Employer for any reason prior to Retirement or death, Employer shall pay to the Participant a Supplemental Retirement Benefit calculated under Section 5.1.

5.6   FORM OF BENEFIT PAYMENT

      The Supplemental Retirement Benefit shall be paid in the form elected by the Participant at the time the Participation Agreement is filed with the Committee. The following options shall be available:

            (a) If the Participant is unmarried at the time benefit payments commence, the benefit may be paid as:

                  (i) a single life annuity; or

                  (ii) a single sum.

            (b) If the Participant is married at the time benefit payments commence, the benefit may be paid as:

                  (i) a one hundred percent (100%) joint and survivor annuity;
                  or

PAGE 7 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

                  (ii) a fifty percent (50%) joint and survivor annuity; or

                  (iii) a ten (10) year certain and life; or

                  (iv) a fifteen (15) year certain and life; or

                  (v) a single life annuity; or

                  (vi) a single sum.

      Benefits paid in a form other than a single life annuity will be calculated on an Actuarial Equivalent basis. In the event an election is not on file at the time benefit payments commence, benefits shall be paid as a single life annuity if the Participant is unmarried or a fifty percent (50%) joint and survivor annuity if the Participant is married.

5.7   COMMENCEMENT OF BENEFIT PAYMENTS

      Benefits payable to a Participant under Sections 5.1 and 5.2 as a result of Normal or Early Retirement shall commence as soon as practicable after the appropriate application for benefits has been made but not later than sixty (60) days following the end of the month in which the Participant reaches Retirement. Benefits payable to a Participant under Section 5.3 as a result of a Change in Control shall commence within sixty (60) days following the end of the month in which the Participant attains age fifty-five (55) or the Participant's actual age, if later. Benefits payable to a Participant under Section 5.5 as a result of termination shall commence within sixty (60) days following the end of the month in which the Participant attains age sixty-five (65). All payments shall be made as of the first day of the month.

5.8   ACCELERATED DISTRIBUTION

            (a) Notwithstanding any other provision of the Plan, within twenty-four (24) months following a Change in Control or at any time following termination of employment a Participant shall be entitled to receive, upon written request to the Committee, a lump sum distribution equal to ninety percent (90%) of the actuarial equivalent vested accrued benefit as of the end of the month immediately preceding the date on which the Committee receives the written request. The remaining balance of ten percent (10%) shall be forfeited by the Participant.

            (b) The amount payable under this Section shall be paid in a lump sum within sixty-five (65) days following the receipt of the notice by the Committee from the Participant.

            (c) In the event a Participant requests and obtains an accelerated distribution under this Section 5.8 and remains employed by the Company, participation will cease and there will be no future benefit accruals under this Plan. Following the death of the Participant, the designated beneficiary may, at any time, request an accelerated distribution under this Section.

5.9   WITHHOLDING; PAYROLL TAXES

      Employer shall withhold from payments hereunder any taxes required to be withheld from such payments under federal, state or local law. A Beneficiary, however, may elect not to have with-

PAGE 8 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

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holding of federal income tax pursuant to Section 3405(a)(2) of the Internal
Revenue Code, or any successor provision thereto.

5.10  GOLDEN PARACHUTE PAYMENTS

      If any benefit payable under this Plan would constitute an excess parachute payment under Section 280G of the Internal Revenue Code of 1986, or any successor provision, the amount payable shall be increased to the extent necessary to result in the Participant's receiving the same net amount after all applicable taxes have been paid as the net after-tax amount the Participant would have received if the benefit had not been subject to additional taxes due to being treated as an excess parachute payment.

5.11  PAYMENT TO GUARDIAN

      If a Plan benefit is payable to a minor or a person declared incompetent or to a person incapable of handling the disposition of property, the Committee may direct payment of such Plan benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or person. The Committee may require proof of incompetency, minority, incapacity or guardianship as it may deem appropriate prior to distribution. Such distribution shall completely discharge the Committee and the Corporation from all liability with respect to such benefit.

                      ARTICLE VI--BENEFICIARY DESIGNATION

6.1   BENEFICIARY DESIGNATION

      Each Participant shall have the right, at any time, to designate one or more persons or an entity as Beneficiary or Beneficiaries (both primary as well as secondary) to whom benefits under this Plan shall be paid in the event of a Participant's death prior to complete distribution to the Participant of the benefits due under the Plan. Each Beneficiary designation shall be in a written form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. Designation by a married Participant of a Beneficiary other than the Participant's spouse shall not be effective without spousal execution of a written consent acknowledging the effect of the designation, unless such consent cannot be obtained because the spouse cannot be located.

6.2   CHANGES TO DESIGNATION

      Any Beneficiary designation may be changed by the Participant without the consent of the previously named Beneficiary by the filing of a new designation with the Committee subject to the spousal consent required in Section 7.1 above. The filing of a new Beneficiary designation shall cancel all designations previously filed.

6.3   CHANGE IN MARITAL STATUS

      If the Participant's marital status changes after the Participant has designated a Beneficiary, the following shall apply:

            (a) If the Participant is married at death but was unmarried when the designation was made, the designation shall be void unless the spouse has consented to it in the manner prescribed above.

PAGE 9 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

            (b) If the Participant is unmarried at death but was married when the designation was made:

                  (i) The designation shall be void if the spouse was named as Beneficiary.

                  (ii) The designation shall remain valid if a nonspouse Beneficiary was named.

            (c) If the Participant was married when the designation was made and is married to a different spouse at death, the designation shall be void unless the new spouse has consented to it in the manner prescribed above.

6.4   NO BENEFICIARY DESIGNATION

      If any Participant fails to designate a Beneficiary in the manner provided above, if the designation is void, or if the Beneficiary designated by a deceased Participant dies before the Participant or before complete distribution of the Participant's benefits, the Participant's Beneficiary shall be the person in the first of the following classes in which there is a survivor:

            (a) The Participant's surviving spouse;

            (b) The Participant's children in equal shares, except that if any of the children predeceases the Participant but leave issue surviving, then such issue shall take by right of representation the share the parent would have taken if living;

            (c) The Participant's estate.

6.5   EFFECT OF PAYMENT

      Payment to the Beneficiary shall completely discharge the Employer's obligations under this Plan.

                          ARTICLE VII--ADMINISTRATION

7.1   COMMITTEE; DUTIES

      The Plan shall be administered by a Committee consisting of three persons. The Committee shall have the authority to make, amend, interpret, and enforce all appropriate rules and regulations for the administration of the Plan and decide or resolve any and all questions, including interpretations of the Plan, as may arise in such administration. Members of the Committee may be Participants under the Plan.

7.2   AGENTS

      The Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Corporation.

PAGE 10 - SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

7.3   BINDING EFFECT OF DECISIONS

      The decision or action of the Committee with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final, conclusive and binding upon all persons having any interest in the Plan.

7.4   INDEMNITY OF COMMITTEE

      To the extent permitted by applicable law, the Corporation shall indemnify, hold harmless, and defend the members of the Committee against any and all claims, loss, damage, expense or liability arising from any action or failure to act with respect to the Plan on account of such member's service on the Committee, except in the case of gross negligence or willful misconduct.

                         ARTICLE VIII--CLAIMS PROCEDURE

8.1   CLAIM

      Any person claiming a benefit, requesting an interpretation or ruling under the Plan, or requesting information under the Plan shall present the request in writing to the Committee, which shall respond in writing as soon as practicable.

8.2   DENIAL OF CLAIM

      If the claim or request is denied, the written notice of denial shall state:

            (a) The reason for denial, with specific reference to the Plan provisions on which the denial is based,

            (b) A description of any additional material or information required and an explanation of why it is necessary, and

            (c) An explanation of the Plan's claims review procedure.

8.3   REVIEW OF CLAIM

      Any person whose claim or request is denied or who has not received a response within thirty (30) days may request a review by notice given in writing to the Committee. The claim or request shall be reviewed by the Committee which may, but shall not be required to, grant the claimant a hearing. On review, the claimant may have representation, examine pertinent documents, and submit issues and comments in writing.

8.4   FINAL DECISION

      The decision on review shall normally be made within sixty (60) days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be notified and the time shall be one hundred twenty (120) days. The decision shall be in writing and shall state the reason and the relevant Plan provisions. All decisions on review shall be final and bind all parties concerned.

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                ARTICLE IX--TERMINATION, SUSPENSION OR AMENDMENT

9.1   TERMINATION, SUSPENSION OR AMENDMENT OF PLAN

      The Board may, in its sole discretion, terminate or suspend the Plan at any time, in whole or in part. The Board may amend the Plan at any time. Any amendment may provide different benefits or amounts of benefits from those herein set forth. However, no such termination, suspension or amendment shall adversely affect the benefits of Participants which have accrued prior to such action, the benefits of any Participant who has previously retired, or the benefits of any Beneficiary of a Participant who has previously died, except as otherwise determined by the Board under Section 11.1 with respect to any Participant.

                            ARTICLE X--MISCELLANEOUS

10.1  UNFUNDED PLAN

      This Plan is an unfunded plan maintained primarily to provide deferred compensation benefits for a select group of "management or highly-compensated employees" within the meaning of Sections 201, 301, and 401 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and therefore is exempt from the provisions of Parts 2, 3 and 4 of Title I of ERISA. The Board may terminate the Plan and make no further benefit payments or remove certain employees as Participants if it is determined by the United States Department of Labor, a court of competent jurisdiction, or an opinion of counsel that the Plan constitutes an employee pension benefit plan within the meaning of Section 3(2) of ERISA (as currently in effect or hereafter amended) which is not so exempt.

10.2  UNSECURED GENERAL CREDITOR

      Participants and their Beneficiaries, heirs, successors, and assigns shall have no secured legal or equitable rights, interest or claims in any property or assets of Employer, nor shall they be Beneficiaries of, or have any rights, claims or interests in any life insurance policies, annuity contracts or the proceeds therefrom owned or which may be acquired by Employer. Except as provided in Section 11.3, such policies, annuity contracts or other assets of Employer shall not be held under any trust for the benefit of Participants, their Beneficiaries, heirs, successors or assigns, or held in any way as collateral security for the fulfilling of the obligations of Employer under this Plan. Any and all of Employer's assets and policies shall be, and remain, the general, unpledged, unrestricted assets of Employer. Employer's obligation under the Plan shall be that of an unfunded and unsecured promise to pay money in the future.

10.3  TRUST FUND

      Employer shall be responsible for the payment of all benefits provided under the Plan. At its discretion, Employer may establish one or more trusts, with such trustees as the Board may approve, for the purpose of providing for the payment of such benefits. Although such trust or trusts may be irrevocable, the assets thereof shall be subject to the claims of all Employer's general creditors in the event of insolvency. To the extent any benefits provided under the Plan are paid from any such trust, Employer shall have no further obligation with respect thereto, but to the extent not so paid, such benefits shall remain the obligation of, and shall be paid by, the Employer.

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10.4  NONASSIGNABILITY

      Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate or convey in advance of actual receipt the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are, expressly declared to be unassignable and nontransferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, nor be transferable by operation of law in the event of a Participant's or any other person's bankruptcy or insolvency.

10.5  NOT A CONTRACT OF EMPLOYMENT

      This Plan shall not constitute a contract of employment between Employer and the Participant. Nothing in this Plan shall give a Participant the right to be retained in the service of Employer or to interfere with the right of Employer to discipline or discharge a Participant at any time.

10.6  PROTECTIVE PROVISIONS

      A Participant shall cooperate with Employer by furnishing any and all information requested by Employer in order to facilitate the payment of benefits hereunder, and by taking such physical examinations as Employer may deem necessary and by taking such other action as may be requested by Employer.

10.7  GOVERNING LAW

      The provisions of this Plan shall be construed and interpreted according to the laws of the State of New York, except as preempted by federal law.

10.8  VALIDITY

      If any provision of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal and invalid provision had never been inserted herein.

10.9  NOTICE

      Any notice or filing required or permitted to be given to the Committee under the Plan shall be sufficient if in writing and hand delivered or sent by registered or certified mail to any member of the Committee of the Secretary of the Corporation. Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification. Mailed notice to the Committee shall be directed to the Corporation's address. Mailed notice to a Participant or Beneficiary shall be directed to the individual's last known address in Employer's records.

10.10 SUCCESSORS

      The provisions of this Plan shall bind and inure to the benefit of Employer and its successors and assigns. The term successors as used herein shall include any corporate or other business entity which shall, whether by merger, consolidation, purchase or otherwise acquire all or substantially all

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                                                 PENWEST PHARMACEUTICALS CO.

                                             By: /s/ Tod. R. Hamachek
                                                 ------------------------
                                                 Chairman and CEO

                                             Dated: 06-20-02

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